Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Press Ganey Holdings, Inc.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2016.

VESTAR CAPITAL PARTNERS V, L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR CAPITAL PARTNERS V-A, L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR CAPITAL PARTNERS V-B, L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR EXECUTIVES V, L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR CO-INVEST V, L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR INVESTORS V, L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR/PGA INVESTORS LLC

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR ASSOCIATES V, L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR MANAGERS V, LTD.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

DANIEL S. O’CONNELL

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact